Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A6 of our report dated February 16, 2024 relating to the financial statements of Key Mining Corp. as of December 31, 2023 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

March 5, 2024